Exhibit 8.1
December 19, 2007
Mitsui Sumitomo Insurance Company, Limited,
27-2, Shinkawa 2-chome,
Chuo-ku Tokyo 104-8252,
Japan.
Ladies and Gentlemen:
     We have acted as U.S. counsel to Mitsui Sumitomo Insurance Company, Limited (the “Company”) in connection with the registration and filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) of the registration statement on Form F-4, dated December 19, 2007 (the “Registration Statement”), relating to the exchange of Company shares for shares of Mitsui Sumitomo Insurance Group Holdings, Inc. (the “Exchange Plan”).
     We have been requested to render our opinion as to certain matters set forth in the Registration Statement. For purposes of this opinion, we have reviewed the Registration Statement and such other documents and matters of law and fact as we have considered necessary or appropriate, and we have assumed with your consent that the Exchange Plan will be completed in the manner set forth in the Registration Statement. In addition, in rendering this opinion, we have relied upon the representations set forth in the letter of representation from you to us dated December 19, 2007 (the “Representation Letter”). In rendering this opinion, we have also assumed that (i) the representations made in the Representation Letter are, and will be as of the completion of the Exchange Plan, true and complete, (ii) any representation set forth in the Representation Letter qualified by knowledge, intention, belief or any similar qualification are, and will be as of the completion of the Exchange Plan, true, correct and complete without such qualification, and (iii) the Representation Letter has been executed by an appropriate and authorized officer.
     Based upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, and subject to the qualifications therein, we hereby confirm that, insofar as they purport to describe provisions of United States Federal income tax law applicable to the Exchange Plan described in the Registration Statement, the statements set forth under the caption “Taxation—United States Taxation” in the Registration Statement are our opinion.
     We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit and the reference to us under the heading “Taxation—United States Taxation”. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP